                                 Exhibit 23.1


                         INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in the registration statements of The Rouse Company on Form S-3 (File Nos. 2-78898, 2-95596, 33-52458, 33-57707,
and 333-67137), Form S-8 (File Nos. 2-83612, 33-56231, 33-56233, 33-56235 and
333-32277) and Form S-4 (File No. 333-01693) of our report dated February 12, 1999, relating to the statement of revenues and certain expenses of RTPI Properties for the year ended December 31, 1997, appearing in this filing of The Rouse Company on Form 8-K/A.



DELOITTE & TOUCHE LLP
Baltimore Maryland
February 12, 1999